EXHIBIT 4.6

                                                                EXECUTION COPY
(Multicurrency--Cross Border)

                                     ISDA(R)
                  International Swap Dealers Association, Inc.

                                    SCHEDULE
                                     to the
                                Master Agreement

                          dated as of October 29, 2002
                      and effective as of November 7, 2002


between     JPMORGAN CHASE BANK     and      WORLD FINANCIAL NETWORK
                                             CREDIT CARD MASTER NOTE
                                             TRUST
              ("Party A")                      ("Party B")

                         PART 1: Termination Provisions
                                 ----------------------

(a) "Indenture" means the Master Indenture dated as of August 1, 2001, between World Financial Network Credit Card Master Note Trust, as Issuer, and BNY Midwest Trust Company, as Indenture Trustee, as supplemented by the Series 2002-A Indenture Supplement dated as of November 7, 2002, between World Financial Network Credit Card Master Note Trust, as the Issuer, and BNY Midwest Trust Company, as the Indenture Trustee, in each case, as amended, modified, supplemented, restated or replaced from time to time.

(b)      "Specified Entity" means in relation to Party A for the purpose of:-

         Section 5(a)(v)  (Default under Specified Transaction),     none;

         Section 5(a)(vi) (Cross Default),                           none;

         Section 5(a)(vii) (Bankruptcy),                             none; and

         Section 5(b)(iv) (Credit Event Upon Merger),                none;

         in relation to Party B for the purpose of:-

         Section 5(a)(v) (Default under Specified Transaction)       none;

         Section 5(a)(vi) (Cross Default),                           none;

         Section 5(a)(vii) (Bankruptcy),                             none; and

         Section 5(b)(iv) (Credit Event Upon Merger),                none.

(c)      "Specified Transaction" will have the meaning specified in Section 14.

(d) The "Misrepresentation" provisions of Section 5(a)(iv), the "Default under Specified Transactions" provisions of Section 5(a)(v) and the "Cross Default" provisions of Section 5(a)(vi) will not apply to Party A or Party B.

(e) The "Breach of Agreement" provisions of Section 5(a)(ii) will apply to Party A and will not apply to Party B.

(f)      The "Illegality" provision of Section 5(b)(i)

                  will not apply to Party A
                  will not apply to Party B.

(g)     The "Tax Event" provision of Section 5(b)(ii)

                  will not apply to Party A
                  will not apply to Party B.

(h)     The "Tax Event Upon Merger" provision of Section 5(b)(iii)

                  will not apply to Party A
                  will not apply to Party B.

(i)     The "Credit Event Upon Merger" provisions of Section 5(b)(iv)

                  will not apply to Party A
                  will not apply to Party B.

(j)      The "Automatic Early Termination" provision of Section 6(a)

                  will not apply to Party A
                  will not apply to Party B.

(k)      Payments on Early Termination. For the purpose of Section 6(e):

        (i) Market Quotation will apply.

       (ii) The First Method will apply.

(l)    "Termination Currency" means United States Dollars.

(m)     Additional Termination Event; Redemption of the Secured Notes.

           (i) Party B shall, as provided in the Indenture, direct the Indenture Trustee to notify Party A if notice is given pursuant to the Indenture of a redemption by Party B of all of the Notes (any such redemption by Party B of all of the Notes, a "Redemption Event").

           (ii) If a Redemption Event occurs it shall be an Additional Termination Event for which Party B shall be the sole Affected Party and each Transaction shall be an Affected Transaction.


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           (iii)  If  a Redemption Event is to occur, the Early Termination Date in respect of each Affected Transaction shall be deemed to occur on the Distribution Date in respect of such Redemption Event. Any Settlement Amount payable in respect of such Redemption Event shall be paid, in the case of Party A and Party B, on the date of such Early Termination Date;
                  provided that no such payments shall be made by Party B until the Note Principal Balance (as defined in the Indenture Supplement) has been reduced to zero.

(n) Additional Termination Event for Unauthorized Amendments. Party B shall deliver to Party A, copy of any proposed Supplemental Indenture before such document takes effect. If (a) any Supplemental Indenture is given effect, (b) Party A has not consented in writing to such Supplemental Indenture prior to the date on which such Supplemental Indenture takes effect and (c) any provision of such Supplemental Indenture materially and adversely affects the amount, timing or priority of any payments due from Party B to Party A in respect of any Transaction then, it shall be deemed that an Additional Termination Event, with Party B as the sole Affected Party and all Transactions then outstanding between the parties as Affected Transactions, shall have occurred as of the date on which the Supplemental Indenture took effect.

(o) Unless written notification to the contrary has been received from the Rating Agencies, following the occurrence of a Ratings Event and/or an Additional Ratings Event, the parties shall comply with the following provisions, as applicable.

I. If a Ratings Event shall occur and be continuing with respect to Party A, then Party A shall, within 5 Local Business Days of the occurrence of such Ratings Event, give notice of the occurrence of such Ratings Event to Party B. Following such notice, Party A shall either

         (A) at its sole option and expense, provide, or cause to be provided, a Third Party Credit Support Document to Party B; or

         (B) at its sole option and expense, use reasonable efforts to transfer Party A's rights and obligations under the Agreement and all Confirmations to another party.

Each of (A) and (B) above shall be subject to satisfaction of the Rating Agency Condition.

If, on or prior to the date that is 30 calendar days after the occurrence of a Ratings Event, Party A has provided a Third Party Credit Support Document as provided in (A) above and the Rating Agency Condition has been satisfied, then, for so long as such Third Party Credit Support Document is in effect and the Rating Agency Condition continues to be satisfied, Party A shall have no further obligations in respect of this Part 1(o)(I).

If,

         (i) on or prior to the date that is 30 calendar days after the occurrence of a Ratings Event, Party A has not provided a Third Party Credit Support Document as provided in (A) above or transferred its rights and obligations as provided in (B) above, or

         (ii) Party A has provided a Third Party Credit Support Document as provided in (A) above but such Third Party Credit Support Document has ceased to be in effect and/or the Rating Agency Condition is no longer satisfied,

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then, on the first Local Business Day following the date that is 30 calendar days after the occurrence of the Ratings Event (in respect of (i) above) or on the first Local Business Day following the date on which the Third Party Credit Support Document referred to in (ii) above has ceased to be in effect and/or fails to satisfy the Rating Agency Condition, Party B shall demand that Party A deliver Eligible Collateral to Party A in accordance with the terms of an Approved Credit Support Document. Notwithstanding Party A's posting of Eligible Collateral in accordance with the terms of the Approved Credit Support Document, Party A shall continue to use reasonable efforts to either transfer its rights and obligations to an acceptable third party or to provide a Third Party Credit Support Document. Notwithstanding the foregoing, Party A's obligations under this Part 1(o)(I) to find a transferee or provide a Third Party Credit Support Document and to post Eligible Collateral under the Approved Credit Support Document shall remain in effect only for so long as a Ratings Event is continuing with respect to Party A.

The failure by Party A to comply with the provisions hereof shall constitute a Termination Event, with Party A as the sole Affected Party and all Transactions then outstanding between the parties as Affected Transactions.

II. Notwithstanding anything to the contrary in clause (I) above, if an Additional Ratings Event occurs with respect to Party A, Party A shall, within 5 Local Business Days of such Additional Ratings Event, give notice to Party B of the occurrence of such Additional Ratings Event. Following such notice, Party A shall either

     (A) at its sole option and expense, provide, or cause to be provided, a Third Party Credit Support Document to Party B; or

     (B) at its sole option and expense, use reasonable efforts to transfer Party A's rights and obligations under the Agreement and all Confirmations to another party.

Each of (II)(A) and (II)(B) above shall be subject to satisfaction of the Rating Agency Condition.

If, on or prior to the date that is 30 calendar days after the occurrence of an Additional Ratings Event, Party A has provided a Third Party Credit Support Document as provided in (II)(A) above and the Rating Agency Condition has been satisfied, then, for so long as such Third Party Credit Support Document is in effect and the Rating Agency Condition continues to be satisfied, Party A shall have no further obligations in respect of this Part 1(o)(II).

If,

         (i) on or prior to the date that is 30 calendar days after the occurrence of an Additional Ratings Event, Party A has not provided a Third Party Credit Support Document as provided in (II)(A) above or transferred its rights and obligations as provided in (II)(B) above, or

         (ii) Party A has provided a Third Party Credit Support Document as provided in (II)(A) above but such Third Party Credit Support Document has ceased to be in effect and/or the Rating Agency Condition is no longer satisfied, then, on the first Local Business Day following the date that is 30 calendar days after the occurrence of the Additional Ratings Event (in respect of (i) above) or on the first Local Business Day following the date on which the Third Party Credit Support Document referred to in (ii) above has ceased to be in effect and/or fails to satisfy the Rating Agency Condition, it shall be deemed that an Additional Termination Event, with Party A as the sole Affected Party

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and all Transactions then outstanding between the parties as Affected
Transactions, has occurred.

Notwithstanding the foregoing, Party A's obligations under this Part 1(o)(II) to find a transferee or provide a Third Party Credit Support Document shall remain in effect only for so long as an Additional Ratings Event is continuing with respect to Party A.

As used herein:

         "Additional Ratings Event" shall occur with respect to Party A (to the extent that Party A's long-term and short term senior unsecured debt obligations are rated by Moody's) if Party A's long-term senior unsecured debt rating by Moody's is A3 or lower or Party A's short-term senior unsecured debt rating by Moody's is P-2 or lower;

         "Approved Credit Support Document" means a security agreement in the form of the 1994 ISDA Credit Support Annex (ISDA Agreements Subject to New York Law Only), which, as modified by Paragraph 13 thereto, will provide that:

         (1) Party A shall be the Pledgor and Party B shall be the Secured
         Party;

         (2) with respect to any Valuation Date, the Credit Support Amount shall be defined as (i) the Secured Party's Modified Exposure for that Valuation Date minus (ii) the Pledgor's Threshold; provided, however, that the Credit Support Amount will be deemed to be zero whenever the calculation of Credit Support Amount yields a number less than zero;

         (3) with respect to any Valuation Date, "Modified Exposure" will mean an amount equal to the greater of (i) the Secured Party's Exposure for that Valuation Date, (ii) the amount of the next scheduled payment that is required to be made by Morgan pursuant to the Transaction and (iii) one percent of the outstanding Notional Amount of the Transaction;

         (4) Party A shall be the Valuation Agent;

         (5) Eligible Collateral shall consist of Cash, United States Treasury obligations, agency securities or certain types of commercial paper;

         (6) the Threshold for Party A will be U.S. $0.00 at all times that a Ratings Event is continuing and infinite otherwise;

         (7) the Minimum Transfer Amount will be $250,000;

         (8) the Independent Amount for Party A will be zero;

         (9) Valuation Dates will not occur less frequently than weekly at all times that a Ratings Event is continuing;

         (10) Clause "(B)" of the definition of "Value" in Paragraph 12 will be restated to read in its entirety as follows:

                   "(B) a security, the bid price obtained by the Valuation Agent from one of the Pricing Sources multiplied by the applicable Valuation Percentage, if any"; and

          (11) the following definition of "Pricing Sources" will be added to Paragraph 12:

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              "Pricing Sources" means the sources of financial information commonly known as Bloomberg, Bridge Information Services, Data Resources Inc., Interactive Data Services, International Securities Market Association, Merrill Lynch Securities Pricing Service, Muller Data Corporation, Reuters, Wood Gundy, Trepp Pricing, JJ Kenny, S&P and Telerate.

         Each of the foregoing terms not otherwise defined in this Agreement have the meanings given such terms in the 1994 ISDA Credit Support Annex (ISDA Agreements Subject to New York Law Only). The Approved Credit Support Document shall be attached to this Agreement and be made a part hereof;

         "Moody's" means Moody's Investors Service, Inc. or any successor thereto;

         "Rating Agencies" means S&P and Moody's;

          "Rating Agency Condition" has the meaning specified in the Indenture defined in Part 1(a) of this Schedule;

          "Ratings Event" shall occur with respect to Party A (to the extent that Party A's relevant obligations are rated by S&P or Moody's) if
          (a) Party A's short-term senior unsecured debt rating by S&P is lower than A-1 or (b) Party A's long-term senior unsecured debt rating by Moody's is lower than A1 or is A1 on negative watch or Party A's short-term senior unsecured debt rating by Moody's is lower than P-1 or is P-1 on negative watch;

          "S&P" means by Standard & Poor's Ratings Service or any successor thereto;

          "Third Party Credit Support Document" means any agreement or instrument (including any guarantee, insurance policy, security agreement or pledge agreement) whose terms provide for the guarantee of Party A's obligations under this Agreement by a third party.

(p) Notwithstanding anything to the contrary in Section 6(e) of the Agreement, if an Early Termination Date is designated due to the occurrence of a Termination Event or an Additional Termination Event and the Settlement Amount calculated in respect thereof is a negative number, then the Settlement Amount shall be deemed to be zero.

                         PART 2: Tax Representations
                         ---------------------------

(a) Payer Tax Representations. For the purpose of Section 3(e) of this Agreement, Party A and Party B will make the following representation:-

         It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (x) the accuracy of any representations made by the other party pursuant to
         Section 3(f) of this Agreement, (y) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement and (z) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (y) and the other

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         party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b) Payee Tax Representations. For the purpose of Section 3(f) of this Agreement, Party A and Party B will make the following representations specified below, if any: none

                    PART 3: Agreement to Deliver Documents
                    ---------------------------------------

For the purpose of Section 4(a)(i) and (ii) of this Agreement, each party agrees to deliver the following documents:

(a)     Tax forms, documents or certificates to be delivered are:

    Party required to         Form/Document/           Date by which
    deliver document          Certificate              to be delivered
   --------------------    -----------------------     ------------------------
   Party A and Party B        Any form, document        Upon request
                              or certificate
                              as may be requested
                              pursuant to Section
                              4(a)(iii) of this
                              Agreement.

   Party B                    An executed  United      (i)  As soon as
                              States  Internal         reasonably practicable
                              Revenue  Service         after execution of this
                              Form  W-9 (or any        Agreement, (ii) promptly
                              successor thereto),      upon reasonable  demand
                              as applicable.           by Party A and (iii)
                                                       promptly upon learning
                                                       that any such form
                                                       previously provided by
                                                       Party B has become
                                                       obsolete or incorrect.

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(b) Other documents to be delivered are:-


                                                                             Date by
   Party required to                                                       which to be            Covered by Section
    deliver document             Form/Document/Certificate                  delivered            3(d) Representation
   -------------------     ---------------------------------------     --------------------      ---------------------

   Party A and Party       Certified copies of all corporate             Upon execution and       Yes
   B                       authorizations and any other                  delivery of this
                           documents with respect to the                 Agreement
                           execution, delivery and performance
                           of this Agreement and the Indenture.

   Party A and Party       Certificate of authority and specimen         Upon execution and       Yes
   B                       signatures of individuals executing           delivery of this
                           this Agreement and any Confirmations.         Agreement and
                                                                         thereafter upon
                                                                         request of the
                                                                         other party

   Party B                 An opinion of counsel to Party B on           Upon execution and       Yes
                           the enforceability of the Agreement           delivery of this
                           and the Confirmation in respect  of           Agreement
                           Party B, reasonably satisfactory  in
                           form and substance to Party A.

   Party A                 An opinion of counsel to Party A on           Upon execution and       Yes
                           the  enforceability of the Agreement          delivery of this
                           and the Confirmation in respect  of           Agreement
                           Party A, reasonably satisfactory  in
                           form and substance to Party B.

   Party B                 Copies of the monthly servicing               On or before each       Yes
                           reports delivered to the Series               Fixed Rate Payer
                           2002-A Noteholders in the form                Payment Date
                           specified in the Indenture

   Party A and             Such other documents as the other             Promptly upon           Yes
   Party B                 party may reasonably request in               request
                           connection with each Transaction.


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                            PART 4: Miscellaneous
                                    -------------

(a)  Address for Notices. For the purpose of Section 12(a) of this Agreement:-

     Address for notice or communications to Party A:

           JPMorgan Chase Bank
           270 Park Avenue
           New York, NY 10017
           Attn.: Legal Department
             Capital Markets Group
           Telex No.:  232337
           Answerback:  CBC UR
           Facsimile No.:  212-270-7468

     Address for delivery of monthly servicing reports to Party A:

           JPMorgan Chase Bank
           Credit Portfolio Group
           c/o John Coffey
           270 Park Avenue
           New York, NY 10017
           e-mail address: john.j.coffey@jpmorgan.com

     Address for notice or communications to Party B:

           World Financial Network Credit Card Master Note Trust
           c/o Chase Manhattan Bank USA, National Association
           500 Stanton Christiana Road
           OPS4, 3rd Floor
           Newark, DE  19713
           Attention: Institutional Trust Services
           Telephone No.: 302-552-6279
           Facsimile No.: 302-552-6280

           With a copy to:

           World Financial Network National Bank
           800 Techcenter Drive
           Gahanna, OH 43230
           Attention:  Treasurer
           Telephone No.:  614-729-4723
           Facsimile No.:  614-729-4899

(b)  Process Agent. For the purpose of Section 13(c):

     Party A appoints as its Process Agent: Not applicable.

     Party B appoints as its Process Agent: Not applicable.

(c)  Offices. The provisions of Section 10(a) will apply to this Agreement.


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(d)  Multibranch Party. For the purpose of Section 10 of this Agreement:-

     Party A is a Multibranch Party and may act through any Office specified in the Confirmation for a Transaction.

     Party B is not a Multibranch Party.

(e) Calculation Agent. The Calculation Agent is Party A unless otherwise agreed to in writing by Party A or unless Party A is the sole Defaulting Party with respect to an Event of Default, in which case the Calculation Agent shall be appointed by the Indenture Trustee. If a party disagrees with a determination of market value made by the Calculation Agent, such party shall promptly provide to the Calculation Agent the basis for its disagreement. The original determination of market value made by the Calculation Agent shall remain valid unless the Calculation Agent, on the basis of the information provided by the disputing party, determines otherwise.

(f) Credit Support Document. Credit Support Document means in relation to Party A, if applicable: any Third Party Credit Support Document delivered by Party A. Credit Support Document means in relation to Party A and Party B, if applicable: any Approved Credit Support Document. Credit Support Document means in relation to Party B, the Indenture.

(g)  Credit Support Provider.

     Credit Support Provider means in relation to Party A: the party guaranteeing Party A's obligations pursuant to a Third Party Credit Support Document, if any. Credit Support Provider means in relation to Party B: Not applicable.

(h) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York (without reference to its conflict of laws doctrine, other than Section 5-1401 of the General Obligations Law).

(i) Netting of Payments. All amounts payable on the same date, in the same currency and in respect of the same Transaction shall be netted in accordance with Section 2(c) of this Agreement. The election contained in the last paragraph of Section 2(c) of this Agreement shall not apply for the purposes of this Agreement.

(j)  Amendments. Any amendments to the Agreement, Schedule and/or
     Confirmation shall be subject to the Rating Agency Condition.

(k) "Affiliate" will have the meaning specified in Section 14 of this Agreement.

                           PART 5: Other Provisions
                                   ----------------

(a) Additional Agreements. Party A agrees that it shall not enter a transaction of the type referred to in 5(a)(viii) (Merger Without Assumption) where the resulting, surviving or transferee entity fails to assume all of the obligations of Party A hereunder.

(b) Delivery of Confirmations. For each Transaction entered into hereunder, Party A shall promptly send to Party B a Confirmation via facsimile transmission. Party B agrees to respond to such Confirmation within two
     (2) Local Business Days, either confirming agreement thereto or requesting a correction of any error(s) contained therein. Failure by Party A to send a Confirmation or of Party B to respond within such period shall not affect the validity or enforceability of such

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     Transaction. Absent manifest error, there shall be a presumption that the terms contained in such Confirmation are the terms of the Transaction.

(c) Recording of Conversations. Each party to this Agreement acknowledges and agrees to the tape recording of conversations between trading and marketing personnel of the parties to this Agreement whether by one or other or both of the parties or their agents, and that any such tape recordings may be submitted in evidence in any Proceedings relating to the Agreement.

(d) Furnishing Specified Information. Section 4(a)(iii) is hereby amended by inserting "promptly upon the earlier of (i)" in lieu of the word "upon" at the beginning thereof and inserting "or (ii) such party learning that the form or document is required" before the word "any" on the first line thereof.

(e) Notice by Facsimile Transmission. Section 12(a) is hereby amended by inserting the words "2(b)," between the word "Section" and the number "5" and inserting the words "or 13(c)" between the number "6" and the word "may" in the second line thereof.

(f) Section 3(a) of this Agreement is amended by (i) deleting the word "and" at the end of clause (iv); (ii) deleting the period at the end of clause (v) and inserting therein "; and " ; and (iii) by inserting the following additional representation:

            "(vi) Eligible Contract Participant. It is an `eligible contract participant' as defined under the Commodity Exchange Act,
                    Section 1(a)(12)."

(g) Section 3 is revised so as to add the following Section (g) at the end thereof:

     "(g) Relationship Between Parties. Each party represents to the other party and will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):-

            (i) Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. Further, such party has not received from the other party any assurance or guarantee as to the expected results of that Transaction.

            (ii) Evaluation and Understanding. It is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the financial and other risks of that Transaction.

           (iii) Status of Parties. The other party is not acting as an agent, fiduciary or advisor for it in respect of that Transaction."


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(h)      Waiver of Right to Trial by Jury. EACH PARTY HEREBY IRREVOCABLY WAIVES
         ANY AND ALL RIGHTS TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(i) Non-Petition. Party A hereby agrees that it will not, prior to the date which is one year and one day after all Series 2002-A Notes issued by Party B pursuant to the Indenture have been paid in full, acquiesce, petition or otherwise invoke or cause Party B to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against Party B under any federal or state bankruptcy, insolvency or similar law or for the purpose of appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official for Party B or any substantial part of the property of Party B, or for the purpose of ordering the winding up or liquidation of the affairs of Party B. Nothing herein shall prevent Party A from participating in any such proceeding once commenced.

(j)      Limited Recourse. The obligations of Party B under this
         Agreement are limited recourse obligations of Party B, payable solely from the Trust Estate (as such term is defined in the Indenture), subject to and in accordance with the terms of the Indenture, and, following realization of the Trust Estate, any claims of Party A against Party B shall be extinguished. No recourse shall be had for the payment of any amount owing in respect of this Agreement against the trustee, or any officer, member, director, employee, security holder or incorporator thereof (each, an "Affiliated Person") of Party B or its successors or assigns for any amounts payable under this Agreement. It is understood that the foregoing provisions shall not (i) prevent recourse to the Trust Estate for the sums due or to become due under any security, instrument or agreement which is part of the Trust Estate (subject to the priority of payments set forth in the Indenture) or (ii) constitute a waiver, release or discharge of any obligation of Party B arising under this Agreement until the Trust Estate has been realized and the proceeds applied in accordance with the Indenture, whereupon any outstanding obligation of Party B under this Agreement shall be extinguished.

(k) Transfer. Section 7 of the Agreement is supplemented by the additional requirement that any transfer or assignment by Party A of its obligations under the Agreement (including any Confirmation), and any amendments to the Agreement (including any Confirmation), shall be subject to the Rating Agency Condition. Party A consents to the pledge and assignment by Party B of its rights and obligations hereunder and under any Transaction to the Indenture Trustee pursuant to the Indenture.

(l) Events of Default. (i) Section 5(a)(i) of the Agreement is amended by substituting the following therefor: "Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it within five days of the date due under this Agreement and, upon at least one Business Days' prior notice to the other party."

(m) Rating of Party A. Party A represents to Party B that, on the date of this Agreement, (i) its long-term unsecured debt is rated at or above "A+" by S&P and "A1" by Moody's, and (ii) its short-term unsecured debt is rated at or above "A-1" by S&P and "P-1" by Moody's.



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

(n) Owner Trustee. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Chase Manhattan Bank USA, National Association, not individually or personally but solely as trustee of Party B in the exercise of the powers and authority conferred and vested in it under the Amended and Restated Trust Agreement (as defined in the Indenture), (b) each of the representations, undertakings and agreements herein made on the part of Party B are made and intended not as personal representations, undertakings and agreements by Chase Manhattan Bank USA, National Association, but are made and intended for the purpose of binding only Party B, and (c) under no circumstances shall Chase Manhattan Bank USA, National Association be personally liable for the payment of any indebtedness or expenses of Party B or be liable for the breach or failure of any obligation, representations, warranty or covenant made or undertaken by Party B under this Agreement.




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


Accepted and agreed:

JPMORGAN CHASE BANK                       WORLD FINANCIAL NETWORK CREDIT
                                          CARD MASTER NOTE TRUST

                                          By:  Chase Manhattan Bank USA,
By: /s/ James Dwyer                       National Association, not in its
    -----------------------               individual capacity, but solely
    Name:  James Dwyer                    as Owner Trustee
    Title: Vice President

                                          By: /s/ Michael B. McCarthy
                                              ------------------------------
                                              Name:   Michael B. McCarthy
                                              Title:  Vice President






                          World Financial Network Credit Card Master Note Trust
                                                    Series 2002-A Swap Schedule





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